UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014 (May 5, 2014)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2014, the board of directors (the “Board”) of Behringer Harvard Multifamily REIT I, Inc. (the “Company,” “we,” “our” or “us”) met and appointed Murray J. McCabe to fill a vacancy on the Board based on the recommendation of the nominating committee of the Board (the “Nominating Committee”). In addition, the Board, based on the recommendation of the Nominating Committee, voted to increase the size of the Board from six to eight members and appointed David D. Fitch and Mark T. Alfieri to fill the two vacancies created thereby. Information regarding Messrs. McCabe, Fitch and Alfieri is provided below.

Murray J. McCabe

Murray J. McCabe, 46, is a Behringer Nominee designated by Behringer Harvard Holdings, LLC and its affiliates pursuant to the master modification agreement entered into by and among the Company, Behringer Harvard Multifamily OP I LP, REIT TRS Holding, LLC, Behringer Harvard Multifamily REIT I Services Holdings, LLC, Behringer Harvard Multifamily Advisors I, LLC (the “Advisor”), Behringer Harvard Multifamily Management Services, LLC and Behringer Harvard Institutional GP LP effective July 31, 2013 (the “Master Modification Agreement”) in connection with our transition to self-management. For additional information regarding Behringer Nominees, the Master Modification Agreement and our transition to self-management, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2013 and our Annual Report on Form 10-K filed with the SEC on March 12, 2014.

In September 2012, Mr. McCabe became Managing Partner at Blum Capital Partners, L.P. (“Blum Capital”), an investment firm, where he serves as a member of the Management Committee. Mr. McCabe’s responsibilities include overseeing and managing Blum Capital’s global real estate-related investment initiatives, focusing on distressed debt, opportunistic equity investments and structured investments in public securities. Prior to joining Blum Capital, from 1992 through August 2012, Mr. McCabe worked at JPMorgan Chase & Co. (“JPMorgan”). During his 20-year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Co-Head of Real Estate and Lodging Investment Banking, North America, from March 2007 to March 2008, and Global Head of Real Estate and Lodging Investment Banking, from March 2008 through his departure in August 2012. In addition, Mr. McCabe served as a member of JPMorgan’s Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012, and on the board of JPMorgan Real Estate Advisors during the same period.

Mr. McCabe currently serves as a director of RREEF Property Trust, Inc., a publicly registered real estate investment trust (“REIT”) focused on investing in high quality, core income-producing real estate properties, and also serves as a director of Columbia Property Trust, one of the country’s largest office REITs focused on investing in and managing high-quality commercial office properties in primary markets nationwide. Mr. McCabe is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley, is an executive council member of the Real Estate Finance and Investment Center, and serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. Mr. McCabe received his Bachelor of Arts in Finance from the University of Texas, Austin.

The Board has concluded that Mr. McCabe is qualified to serve as one of our directors for reasons including his significant real estate and real estate finance experience, particularly relating to publicly traded real estate companies and investment banking and capital markets as a result of Mr. McCabe’s 20 year tenure with JPMorgan. Mr. McCabe also has experience as a director of public companies and is active in the REIT industry.

As a Behringer Nominee, Mr. McCabe is not an independent director and is therefore not currently entitled to receive compensation for services rendered as a director of the Company. However, pursuant to the Master Modification Agreement, upon termination of the advisory management agreement with the Advisor (which we expect to occur on June 30, 2014, at the completion of the remainder of the self-management transactions contemplated by the Master Modification Agreement), Mr. McCabe, as a Behringer Nominee, will be entitled to compensation equivalent to that provided to our independent directors provided that he is not also serving as one of our officers.  For more information regarding the compensation payable to our independent directors, please see the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2014.

David D. Fitch

David D. Fitch, 60, will serve as one of our independent directors. Until his retirement in June 2012, Mr. Fitch served as President (from July 2004) and Chief Executive Officer (from March 2005) of Gables Residential Trust (“Gables”), a former NYSE-listed multifamily REIT, and in this capacity oversaw all investments, operations, administration and management of the company.  In addition, from March 2005 through June 2012, Mr. Fitch also served on the board of directors of Gables, and from August 2002 through June 2004, Mr. Fitch served as Chief Investment Officer of Gables.  Prior to joining Gables, Mr. Fitch served as President of St. Joe Commercial, a division of the St. Joe Company (NYSE: “Joe”). Mr. Fitch was also partner of the Paragon Group and spent the first 10 years of his career as a development officer with Cadillac Fairview in multiple cities in the United States. Mr. Fitch is a former board member of the Lion Gables Apartment Fund, L.P., the National Multi Housing Council, and Tideland Signal Corporation. Mr. Fitch currently serves as a trustee for several nonprofit organizations, including the Parks Board of Houston and MATCH, and serves on the advisory councils of the Menil Foundation and the national council of the Student Conservation Association. Mr. Fitch is also a member of the Urban Land Institute. Mr. Fitch holds a Bachelor of Arts degree from Colorado College.

Our Board has concluded that Mr. Fitch is qualified to serve as one of our directors for reasons including his past experience serving as President, Chief Executive Officer and a director of Gables, formerly a publicly traded REIT. Mr. Fitch also has significant experience in overseeing the operations and management of multifamily communities, as well as capital markets and investment experience.

As an independent director, Mr. Fitch will be entitled to receive director compensation consistent with that disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2014. Quarterly cash compensation with respect to the second quarter of 2014 will be paid to Mr. Fitch on a pro rata basis. A pro rata annual equity award has not been made as of the date hereof, but may be granted to Mr. Fitch in the future.

Mark T. Alfieri

Mark T. Alfieri has served as the Company’s President since July 31, 2013, and has also served as our Chief Operating Officer since our inception in 2006. Pursuant to Mr. Alfieri’s employment agreement with the Company, we will appoint Mr. Alfieri as our Chief Executive Officer upon the completion of the remainder of the self-management transactions contemplated by the Master Modification Agreement. For additional information regarding Mr. Alfieri’s employment agreement and relationship with the Company, please see our Current Report on Form 8-K filed with the SEC on August 6, 2013 and our Annual Report on Form 10-K filed with the SEC on March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

May 8, 2014	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
General Counsel — Securities and Risk Management and
Secretary